The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell the Buffered PLUS and we are not soliciting an offer to buy the Buffered PLUS in any state where the offer or sale is not permitted.

Subject to Completion. Dated April 6, 2026

April 2026 Registration Statement No. 333-287303 Pricing Supplement dated April , 2026 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Buffered Performance Leveraged Upside SecuritiesSM (the “Buffered PLUS”) will pay no interest and provide a minimum payment at maturity of only 10% of the stated principal amount. If the final basket value is greater than the initial basket value, at maturity investors will receive the stated principal amount plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. If the final basket value is less than or equal to the initial basket value but greater than or equal to the buffer value, which is equal to 90% of the initial basket value, at maturity investors will receive the stated principal amount. However, if the final basket value is less than the buffer value, at maturity investors will lose 1% of the stated principal amount for every 1% that the final basket value is less than the initial basket value in excess of the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The initial basket value is 100 and the final basket value will be based on the equally weighted returns of the basket components from their respective closing prices on the pricing date to their respective closing prices on the valuation date. The Buffered PLUS are for investors who seek exposure to the basket and who are willing and able to risk a significant portion of their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features, which, in each case, apply to a limited range of performance of the basket. The Buffered PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the Buffered PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Buffered PLUS. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

SUMMARY TERMS*
Issuer:	Barclays Bank PLC
Reference asset:	An equally weighted basket (the “basket”) consisting of ten equity securities (each, a “basket component” and, together, the “basket components”). The basket components, the Bloomberg ticker symbol for each basket component and the weighting of each basket component are as follows:
Basket Component	Bloomberg Ticker	Weighting	Initial Component Value(1)*
Common stock of Albemarle Corporation (the “ALB Basket Component”)	ALB UN<Equity>	10%	$●
Common stock of Applied Materials, Inc. (the “AMAT Basket Component”)	AMAT UW<Equity>	10%	$●
Common stock of KLA Corporation (the “KLAC Basket Component”)	KLAC UW<Equity>	10%	$●
Common stock of MP Materials Corp. (the “MP Basket Component”)	MP UN<Equity>	10%	$●
Common stock of Micron Technology, Inc. (the “MU Basket Component”)	MU UW<Equity>	10%	$●
Common stock of NVIDIA Corporation (the “NVDA Basket Component”)	NVDA UW<Equity>	10%	$●
Class A common stock of Palantir Technologies Inc. (the “PLTR Basket Component”)	PLTR UW<Equity>	10%	$●
American depositary shares of Rio Tinto plc (the “RIO Basket Component”)	RIO UN<Equity>	10%	$●
Common stock of Rockwell Automation, Inc. (the “ROK Basket Component”)	ROK UN<Equity>	10%	$●
Common stock of RTX Corporation (the “RTX Basket Component”)	RTX UN<Equity>	10%	$●
(1) With respect to each basket component, the closing price of that basket component on the pricing date
Aggregate principal amount:	$
Stated principal amount:	$1,000 per Buffered PLUS
Pricing date†:	April 10, 2026
Original issue date:	April 15, 2026
Valuation date†:	October 11, 2027
Maturity date†:	October 14, 2027
Interest:	None
Payment at maturity:

You will receive on the maturity date a cash payment per Buffered PLUS determined as follows:

• If the final basket value is greater than the initial basket value:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

• If the final basket value is less than or equal to the initial basket value but greater than or equal to the buffer value:

$1,000

• If the final basket value is less than the buffer value:

($1,000 × basket performance factor) + $100.00

This amount will be less than the stated principal amount of $1,000, but will be at least $100.00. Investors may lose up to 90% of their initial investment in the Buffered PLUS. Any payment on the Buffered PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

Maximum payment at maturity:	At least $1,359.00 per Buffered PLUS (at least 135.90% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$100.00 per Buffered PLUS (10% of the stated principal amount)
Leveraged upside payment:	$1,000 × leverage factor × basket return
Leverage factor:	150%
Buffer amount:	10%
Buffer value:	90, which is 90% of the initial basket value
Basket return:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
U.K. Bail-in Power acknowledgment:	Notwithstanding and to the exclusion of any other term of the Buffered PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Buffered PLUS (or the trustee on behalf of the holders of the Buffered PLUS), by acquiring the Buffered PLUS, each holder or beneficial owner of the Buffered PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per Buffered PLUS	$1,000	$1,000	$20.00(2) $5.00(3)	$975.00
Total	$	$	$	$
(1)	Our estimated value of the Buffered PLUS on the pricing date, based on our internal pricing models, is expected to be between $881.70 and $931.70 per Buffered PLUS. The estimated value is expected to be less than the initial issue price of the Buffered PLUS. See “Additional Information Regarding Our Estimated Value of the Buffered PLUS” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $20.00 for each Buffered PLUS they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each Buffered PLUS.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Buffered PLUS and hold such Buffered PLUS for investment for a period of at least 30 days. Accordingly, the total principal amount of the Buffered PLUS may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of Buffered PLUS available for secondary trading and, therefore, could adversely affect the price of the Buffered PLUS in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the Buffered PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 16 of this document and beginning on page S-9 of the prospectus supplement. You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The Buffered PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS constitute our unsecured and unsubordinated obligations. The Buffered PLUS are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated May 15, 2025	Prospectus Supplement dated May 15, 2025

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:	100
Final basket value:

The final basket value will be calculated as follows:

100 × [1 + (component return of the ALB Basket Component × 10.00%) + (component return of the AMAT Basket Component × 10.00%) + (component return of the KLAC Basket Component × 10.00%) + (component return of the MP Basket Component × 10.00%) + (component return of the MU Basket Component × 10.00%) + (component return of the NVDA Basket Component × 10.00%) + (component return of the PLTR Basket Component × 10.00%) + (component return of the RIO Basket Component × 10.00%) + (component return of the ROK Basket Component × 10.00%) + (component return of the RTX Basket Component × 10.00%)]

Component return:	The component return of each basket component will equal: (final component value – initial component value) / initial component value
Final component value:	With respect to each basket component, the closing price of that basket component on the valuation date
Closing price:	Closing price has the meaning set forth under “Reference Assets—Equity Securities—Special Calculation Provisions” in the prospectus supplement.
Calculation agent:	Barclays Bank PLC
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06749GJ40 / US06749GJ400
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)

*	The basket components and the terms of the Buffered PLUS are subject to adjustment by the calculation agent and the maturity date may be accelerated, in each case under certain circumstances as set forth in the accompanying prospectus supplement. See “Risk Factors—Risks Relating to the Basket Components” below.
†	Subject to postponement in certain circumstances, as described under “Reference Assets—Equity Securities—Market Disruption Events for Securities with an Equity Security as a Reference Asset,” “Reference Assets—Baskets—Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of Equity Securities, Exchange-Traded Funds, Equity Indices and/or Equity Futures Indices” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement

Barclays Capital Inc.

April 2026	Page 2

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

You should read this document together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which the Buffered PLUS are a part. This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Risk Factors” in this document, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

▪	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

▪	Prospectus supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

April 2026	Page 3

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Buffered PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the Buffered PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Buffered PLUS on the pricing date is expected to be less than the initial issue price of the Buffered PLUS. The difference between the initial issue price of the Buffered PLUS and our estimated value of the Buffered PLUS is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Buffered PLUS, the estimated cost that we may incur in hedging our obligations under the Buffered PLUS, and estimated development and other costs that we may incur in connection with the Buffered PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

Our estimated value on the pricing date is not a prediction of the price at which the Buffered PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Buffered PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Buffered PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the Buffered PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Buffered PLUS and other costs in connection with the Buffered PLUS that we will no longer expect to incur over the term of the Buffered PLUS. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Buffered PLUS and/or any agreement we may have with the distributors of the Buffered PLUS. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Buffered PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 16 of this document.

You may revoke your offer to purchase the Buffered PLUS at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their pricing date. In the event of any changes to the terms of the Buffered PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

April 2026	Page 4

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the Buffered PLUS or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Buffered PLUS (or the trustee on behalf of the holders of the Buffered PLUS), by acquiring the Buffered PLUS, each holder or beneficial owner of the Buffered PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Buffered PLUS; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Buffered PLUS into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Buffered PLUS of such shares, securities or obligations); (iii) the cancellation of the Buffered PLUS and/or (iv) the amendment or alteration of the maturity of the Buffered PLUS, or the amendment of the amount of interest or any other amounts due on the Buffered PLUS, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Buffered PLUS solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Buffered PLUS further acknowledges and agrees that the rights of the holders or beneficial owners of the Buffered PLUS are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Buffered PLUS may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

April 2026	Page 5

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, based on the equally weighted returns of the basket components from their respective initial component values to their respective final component values

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

▪	To provide a buffer against a specified level of negative performance in the basket

If the final basket value is less than the buffer value, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final basket value is less than the initial basket value in excess of the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount.

Maturity:	Approximately 1.5 years
Leverage factor:	150%
Maximum payment at maturity:	At least $1,359.00 per Buffered PLUS (at least 135.90% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Buffer amount:	10%
Buffer value:	90% of the initial basket value
Minimum payment at maturity:	$100.00 per Buffered PLUS. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.
Basket component weighting:	10.00% for each basket component
Interest:	None

April 2026	Page 6

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek exposure to the basket and who are willing and able to risk a significant portion of their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features, which, in each case, apply to a limited range of performance of the basket.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the basket relative to a direct investment in the basket.
Buffer Feature	At maturity, even if the value of the basket has declined over the term of the Buffered PLUS, investors will receive their stated principal amount, but only if the final basket value is greater than or equal to the buffer value.
Upside Scenario	The final basket value is greater than the initial basket value. In this case, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 plus a return equal to 150% of the basket return, subject to the maximum payment at maturity of at least $1,359.00 per Buffered PLUS (at least 135.90% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Par Scenario	The final basket value is less than or equal to the basket value but greater than or equal to the buffer value. In this case, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 per Buffered PLUS even though the value of the basket has declined.
Downside Scenario	The final basket value is less than the buffer value. In this case, at maturity, the Buffered PLUS pay less than the stated principal amount by an amount that is equal to the percentage decrease from the initial basket value to the final basket value in excess of the buffer amount of 10%. For example, if the final basket value is equal to 50% of the initial basket value, the Buffered PLUS will pay $600.00 per Buffered PLUS, or 60% of the stated principal amount, for a loss of 40% of the stated principal amount. The minimum payment at maturity is $100.00 per Buffered PLUS.

April 2026	Page 7

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Selected Purchase Considerations

The Buffered PLUS are not appropriate for all investors. The Buffered PLUS may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the final basket value will be greater than the initial basket value, and you are willing and able to accept the risk that, if the final basket value is less than the buffer value, you will lose some, and may lose up to 90%, of the stated principal amount of the Buffered PLUS.

▪	You understand and accept that any potential return on the Buffered PLUS is limited by the maximum payment at maturity.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the basket components, nor will you have any voting rights with respect to the basket components.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the Buffered PLUS to maturity.

▪	You are willing and able to assume our credit risk for all payments on the Buffered PLUS.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The Buffered PLUS may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final basket value will be less than the initial basket value, or you are unwilling or unable to accept the risk that, if the final basket value is less than the buffer value, you will lose some, and may lose up to 90%, of the stated principal amount of the Buffered PLUS.

▪	You seek an investment with uncapped exposure to any positive performance of the basket.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the basket components.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the Buffered PLUS to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the Buffered PLUS.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the Buffered PLUS. You should reach a decision whether to invest in the Buffered PLUS after carefully considering, with your advisors, the appropriateness of the Buffered PLUS in light of your investment objectives and the specific information set forth in this document, the prospectus and the prospectus supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the appropriateness of the Buffered PLUS for investment.

April 2026	Page 8

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	150%
Buffer amount:	10%
Buffer value:	90% of the initial basket value
Hypothetical maximum payment at maturity:	$1,359.00 per Buffered PLUS (135.90% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$100.00 per Buffered PLUS

Buffered PLUS Payoff Diagram

Scenario Analysis

▪	Upside Scenario. If the final basket value is greater than the initial basket value, at maturity investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the basket from the initial basket value to the final basket value, subject to the maximum payment at maturity. Under the hypothetical terms of the Buffered PLUS, investors will realize the maximum payment at maturity at a final basket value of approximately 123.933% of the initial basket value.

▪	For example, if the basket appreciates by 3%, at maturity investors would receive a 4.50% return, or $1,045.00 per Buffered PLUS.

▪	If the basket appreciates by 50%, investors would receive only the hypothetical maximum payment at maturity of $1,359.00 per Buffered PLUS, or 135.90% of the stated principal amount.

April 2026	Page 9

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Par Scenario. If the final basket value is less than or equal to the initial basket value but greater than or equal to the buffer value, at maturity investors will receive the stated principal amount of $1,000 per Buffered PLUS.

▪	For example, if the basket depreciates by 5%, at maturity investors would receive the $1,000 stated principal amount per Buffered PLUS.

▪	Downside Scenario. If the final basket value is less than the buffer value, at maturity investors will receive an amount that is less than the $1,000 stated principal amount and that will reflect a 1% loss of principal for each 1% decline in the basket in excess of the buffer amount. Investors may lose up to 90% of their initial investment in the Buffered PLUS.

▪	For example, if the basket depreciates by 50%, investors would lose 40% of their principal and receive only $600.00 per Buffered PLUS at maturity, or 60% of the stated principal amount.

April 2026	Page 10

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

What Is the Total Return on the Buffered PLUS at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Buffered PLUS. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 stated principal amount to $1,000.00. The table and examples set forth below assume a hypothetical maximum payment at maturity of $1,359.00 per Buffered PLUS (135.90% of the stated principal amount) and reflect the initial basket value of 100.00, the buffer value of 90.00 (or 90% of the initial basket value), the leverage factor of 150% and the buffer amount of 10%. The actual maximum payment at maturity will be determined on the pricing date. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Buffered PLUS. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the Buffered PLUS.

Final Basket Value	Basket Return	Basket Performance Factor	Payment at Maturity	Total Return on Buffered PLUS
150.00	50.00%	N/A	$1,359.00	35.90%
140.00	40.00%	N/A	$1,359.00	35.90%
130.00	30.00%	N/A	$1,359.00	35.90%
123.94	23.94%	N/A	$1,359.00	35.90%
120.00	20.00%	N/A	$1,300.00	30.00%
110.00	10.00%	N/A	$1,150.00	15.00%
105.00	5.00%	N/A	$1,075.00	7.50%
100.00	0.00%	N/A	$1,000.00	0.00%
95.00	-5.00%	N/A	$1,000.00	0.00%
90.00	-10.00%	N/A	$1,000.00	0.00%
85.00	-15.00%	85.00%	$950.00	-5.00%
80.00	-20.00%	80.00%	$900.00	-10.00%
70.00	-30.00%	70.00%	$800.00	-20.00%
60.00	-40.00%	60.00%	$700.00	-30.00%
50.00	-50.00%	50.00%	$600.00	-40.00%
40.00	-60.00%	40.00%	$500.00	-50.00%
30.00	-70.00%	30.00%	$400.00	-60.00%
20.00	-80.00%	20.00%	$300.00	-70.00%
10.00	-90.00%	10.00%	$200.00	-80.00%
0.00	-100.00%	0.00%	$100.00	-90.00%

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Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated, and are based on the hypothetical initial component value of $100.00 for each basket component and the hypothetical maximum payment at maturity of $1,359.00 per Buffered PLUS (135.90% of the stated principal amount). The hypothetical initial component value of $100.00 for each basket component has been chosen for illustrative purposes only and may not represent a likely actual initial component value for any basket component. Please see “Basket Overview” below for recent actual values of the basket components. The actual initial component values and maximum payment at maturity will be determined on the pricing date.

Example 1: The value of the basket increases from the initial basket value of 100.00 to a final basket value of 150.00.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return	Weighting
ALB Basket Component	$100.00	$160.00	60.00%	10.00%
AMAT Basket Component	$100.00	$140.00	40.00%	10.00%
KLAC Basket Component	$100.00	$120.00	20.00%	10.00%
MP Basket Component	$100.00	$180.00	80.00%	10.00%
MU Basket Component	$100.00	$130.00	30.00%	10.00%
NVDA Basket Component	$100.00	$150.00	50.00%	10.00%
PLTR Basket Component	$100.00	$170.00	70.00%	10.00%
RIO Basket Component	$100.00	$190.00	90.00%	10.00%
ROK Basket Component	$100.00	$110.00	10.00%	10.00%
RTX Basket Component	$100.00	$150.00	50.00%	10.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(60.00% × 10.00%) + (40.00% × 10.00%) + (20.00% × 10.00%) + (80.00% ×10.00%) + (30.00% × 10.00%) + (50.00% × 10.00%) + (70.00% × 10.00%) + (90.00% × 10.00%) + (10.00% × 10.00%) + (50.00% × 10.00%)]) = 150.00

Therefore, the final basket value is 150.00.

Step 2: Calculate the payment at maturity.

Because the final basket value is greater than the initial basket value, the payment at maturity is calculated as follows:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $1,000 + ($1,000 × leverage factor × basket return) and (b) $1,359.00

First, calculate the basket return:

basket return = (final basket value – initial basket value) / initial basket value = (150.00 – 100.00) / 100.00 = 50.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $1,000 × leverage factor × basket return = ($1,000 × 150% × 50.00%) = $750.00

Because $1,000 plus the leveraged upside payment of $750.00 is greater than the maximum payment at maturity, the payment at maturity is equal to the maximum payment at maturity of $1,359.00 per Buffered PLUS, representing a total return of 35.90% on the Buffered PLUS.

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Example 2: The value of the basket increases from the initial basket value of 100.00 to a final basket value of 105.00.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return	Weighting
ALB Basket Component	$100.00	$112.00	12.00%	10.00%
AMAT Basket Component	$100.00	$102.00	2.00%	10.00%
KLAC Basket Component	$100.00	$86.00	-14.00%	10.00%
MP Basket Component	$100.00	$120.00	20.00%	10.00%
MU Basket Component	$100.00	$105.00	5.00%	10.00%
NVDA Basket Component	$100.00	$78.00	-22.00%	10.00%
PLTR Basket Component	$100.00	$110.00	10.00%	10.00%
RIO Basket Component	$100.00	$102.00	2.00%	10.00%
ROK Basket Component	$100.00	$94.00	-6.00%	10.00%
RTX Basket Component	$100.00	$141.00	41.00%	10.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(12.00% × 10.00%) + (2.00% × 10.00%) + (-14.00% × 10.00%) + (20.00% ×10.00%) +(5.00% × 10.00%) + (-22.00% × 10.00%) + (10.00% × 10.00%) + (2.00% × 10.00%) + (-6.00% × 10.00%) + (41.00% × 10.00%)]) = 105.00

Therefore, the final basket value is 105.00.

Step 2: Calculate the payment at maturity.

Because the final basket value is greater than the initial basket value, the payment at maturity is calculated as follows:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $1,000 + ($1,000 × leverage factor × basket return) and (b) $1,359.00

First, calculate the basket return:

basket return = (final basket value – initial basket value) / initial basket value = (105.00 – 100.00) / 100.00 = 5.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $1,000 × leverage factor × basket return = ($1,000 × 150% × 5.00%) = $75.00

Because $1,000 plus the leveraged upside payment of $75.00 is less than the maximum payment at maturity, the payment at maturity is equal to $1,075.00 per Buffered PLUS, representing a total return of 7.50% on the Buffered PLUS.

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Example 3: The value of the basket decreases from the initial basket value of 100.00 to a final basket value of 95.00.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return	Weighting
ALB Basket Component	$100.00	$130.00	30.00%	10.00%
AMAT Basket Component	$100.00	$135.00	35.00%	10.00%
KLAC Basket Component	$100.00	$120.00	20.00%	10.00%
MP Basket Component	$100.00	$120.00	20.00%	10.00%
MU Basket Component	$100.00	$125.00	25.00%	10.00%
NVDA Basket Component	$100.00	$120.00	20.00%	10.00%
PLTR Basket Component	$100.00	$15.00	-85.00%	10.00%
RIO Basket Component	$100.00	$85.00	-15.00%	10.00%
ROK Basket Component	$100.00	$10.00	-90.00%	10.00%
RTX Basket Component	$100.00	$90.00	-10.00%	10.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(30.00% × 10.00%) + (35.00% × 10.00%) + (20.00% × 10.00%) + (20.00% ×10.00%) + (25.00% × 10.00%) + (20.00% × 10.00%) + (-85.00% × 10.00%) + (-15.00% × 10.00%) + (-90.00% × 10.00%) + (-10.00% × 10.00%)]) = 95.00

Therefore, the final basket value is 95.00.

Step 2: Calculate the payment at maturity.

Because the final basket value is less than or equal to the initial basket value but greater than or equal to the buffer value, the payment at maturity is equal to the stated principal amount of $1,000.00 per Buffered PLUS.

The total return on the Buffered PLUS is 0.00%.

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Example 4: The value of the basket decreases from the initial basket value of 100.00 to a final basket value of 50.00.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return	Weighting
ALB Basket Component	$100.00	$60.00	-40.00%	10.00%
AMAT Basket Component	$100.00	$70.00	-30.00%	10.00%
KLAC Basket Component	$100.00	$40.00	-60.00%	10.00%
MP Basket Component	$100.00	$30.00	-70.00%	10.00%
MU Basket Component	$100.00	$65.00	-35.00%	10.00%
NVDA Basket Component	$100.00	$35.00	-65.00%	10.00%
PLTR Basket Component	$100.00	$15.00	-85.00%	10.00%
RIO Basket Component	$100.00	$85.00	-15.00%	10.00%
ROK Basket Component	$100.00	$10.00	-90.00%	10.00%
RTX Basket Component	$100.00	$90.00	-10.00%	10.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(-40.00% × 10.00%) + (-30.00% × 10.00%) + (-60.00% × 10.00%) + (-70.00% ×10.00%) + (-35.00% × 10.00%) + (-65.00% × 10.00%) + (-85.00% × 10.00%) + (-15.00% × 10.00%) + (-90.00% × 10.00%) + (-10.00% × 10.00%)]) = 50.00

Therefore, the final basket value is 50.00.

Step 2: Calculate the payment at maturity.

Because the final basket value is less than the buffer value, the payment at maturity is equal to $600.00 per Buffered PLUS, calculated as follows:

($1,000 × basket performance factor) + $100.00

= [$1,000 × (final basket value / initial basket value)] + $100.00

= [$1,000 × (50.00 / 100.00)] + $100.00 = $600.00

The total return on the Buffered PLUS is -40.00%.

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Risk Factors

An investment in the Buffered PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Buffered PLUS. Investing in the Buffered PLUS is not equivalent to investing directly in the basket or any basket component. Some of the risks that apply to an investment in the Buffered PLUS are summarized below, but we urge you to read the more detailed explanation of risks relating to the Buffered PLUS generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Buffered PLUS unless you understand and can bear the risks of investing in the Buffered PLUS.

Risks Relating to the Buffered PLUS Generally

▪	The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal. If the final basket value is less than the buffer value, which is 90% of the initial basket value, the payment at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each Buffered PLUS by a percentage equal to the percentage decrease from the initial basket value to the final basket value in excess of the buffer amount. You may lose up to 90% of your initial investment in the Buffered PLUS.

▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of at least $1,359.00 per Buffered PLUS (at least 135.90% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 150% exposure to any increase in the final basket value as compared to the initial basket value, because the payment at maturity will be limited to at least 135.90% of the stated principal amount for the Buffered PLUS, any increase in the final basket value as compared to the initial basket value by more than approximately 23.933% (in the case where the maximum payment at maturity is 135.90% of the stated principal amount) of the initial basket value will not further increase the return on the Buffered PLUS.

▪	Any payment on the Buffered PLUS will be determined based on the closing prices of the basket components on the dates specified. Any payment on the Buffered PLUS will be determined based on the closing prices of the basket components on the dates specified. You will not benefit from any more favorable values of the basket components determined at any other time.

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket or the basket components. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components.

▪	Correlation (or lack of correlation) of performances among the basket components may adversely affect your return on the Buffered PLUS, and changes in the value of the basket components may offset each other. “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the value of the basket components may not correlate with each other. At a time when one basket component increases in value, the value of another basket component may not increase as much, or may even decline in value. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of one basket component may be moderated, or wholly offset, by a lesser increase or by a decline in the value of another basket component. In addition, however, high correlation of movements in the values of the basket components could adversely affect your return on the Buffered PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components may adversely affect the market value of the Buffered PLUS.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Buffered PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Buffered PLUS as prepaid forward contracts, as described below under “Additional provisions—Tax considerations.” If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the tax consequences of the ownership and disposition of the Buffered PLUS could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Buffered PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Risks Relating to the Issuer

▪	Credit of issuer. The Buffered PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Buffered PLUS, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Buffered PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Buffered PLUS.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding and to the exclusion of any other term of the Buffered PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Buffered PLUS (or the trustee on behalf of the holders of the Buffered PLUS), by acquiring the Buffered PLUS, each holder or beneficial owner of the Buffered PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Buffered PLUS losing all or a part of the value of your investment in the Buffered PLUS or receiving a different security from the Buffered PLUS, which may be worth significantly less than the Buffered PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Buffered PLUS. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Buffered PLUS will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Buffered PLUS. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Basket Components

▪	No affiliation with the issuers of the basket components. The issuers of the basket components are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the Buffered PLUS. We have not made any due diligence inquiry with respect to the issuer of any basket component in connection with this offering.

▪	Single equity risk. The price of each basket component can rise or fall sharply due to factors specific to each basket component and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each basket component.

▪	Risks associated with non-U.S. companies with respect to the RIO Basket Component. An investment linked to the value of securities issued by non-U.S. companies, such as the American depositary shares of Rio Tinto plc, which represent securities issued by a company incorporated under the laws of England and Wales with its principal executive offices located in the United Kingdom, involves risks associated with such countries of organization and operation. The prices of such company’s securities may be affected by political, economic, financial and social factors in such countries, including changes in such countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

▪	There are important differences between the American depositary shares and the ordinary shares of Rio Tinto plc. You should be aware that your return on the securities is linked to the price of American depositary shares representing the ordinary shares of Rio Tinto plc and not the underlying ordinary shares of Rio Tinto plc. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. Each American depositary share is a security evidenced by American depositary receipts, one of which represents one ordinary share of Rio Tinto plc. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the relevant non-U.S. issuer and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of its ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of Rio Tinto plc may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your securities. Unless the context requires otherwise, references in this document to the issuer of the American depositary shares of Rio Tinto plc refer to Rio Tinto plc.

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▪	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments. The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the Buffered PLUS upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the calculation agent determines have a diluting or concentrative effect on the theoretical value of a basket component. However, the calculation agent might not make such adjustments in response to all events that could affect a basket component. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the Buffered PLUS. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

▪	Reorganization or other events could adversely affect the value of the Buffered PLUS or result in the Buffered PLUS being accelerated. Upon the occurrence of certain reorganization events or a nationalization, expropriation, liquidation, bankruptcy, insolvency or de-listing of a basket component, the calculation agent may replace that basket component with shares of another company identified as described in the prospectus supplement or, in some cases, with shares, cash or other assets distributed to holders of that basket component upon the occurrence of that event. In the alternative, the calculation agent may accelerate the maturity date for a payment determined by the calculation agent or may make other changes to the terms of the Buffered PLUS to account for the occurrence of that event. Any decision by the calculation agent to replace a basket component, to accelerate the Buffered PLUS or to otherwise adjust the terms of the Buffered PLUS could adversely affect the value of, and any amount payable on, the Buffered PLUS, perhaps significantly, and could result in a significantly lower return on the Buffered PLUS than if the calculation agent had made a different decision. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

▪	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the Buffered PLUS. Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered PLUS or any basket component, or engaging in transactions in them, and any such action could adversely affect the value of that basket component. These legislative or regulatory actions could result in restrictions on the Buffered PLUS or the de-listing of any basket component. You may lose a significant portion or all of your initial investment in the Buffered PLUS if any basket component is de-listed or if you are forced to divest the Buffered PLUS due to government mandates, especially if such de-listing occurs or such divestment must be made at a time when the value of the Buffered PLUS has declined. See “—Reorganization or other events could adversely affect the value of the securities or result in the securities being accelerated” above.

▪	Historical performance of the basket components should not be taken as any indication of the future performance of the basket components over the term of the Buffered PLUS. The value of each basket component has fluctuated in the past and may, in the future, experience significant fluctuations. The historical performance of a basket component is not an indication of the future performance of that basket component over the term of the Buffered PLUS. The historical correlation between basket components is not an indication of the future correlation between them over the term of the Buffered PLUS. Therefore, the performance of the basket components over the term of the Buffered PLUS may bear no relation or resemblance to the historical performance of any of the basket components.

▪	We may accelerate the Buffered PLUS if a change-in-law event occurs. Upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the Buffered PLUS or the basket components, or engaging in transactions in them, the calculation agent may determine that a change-in-law event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the Buffered PLUS if they were not accelerated. However, if the calculation agent elects not to accelerate the Buffered PLUS, the value of, and any amount payable on, the Buffered PLUS could be adversely affected, perhaps significantly, by the occurrence of those legal or regulatory changes. See “Terms of the Notes—Change-in-Law Events” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

▪	We may engage in business with or involving any issuer of any basket component without regard to your interests. We or our affiliates may presently or from time to time engage in business with any issuer of any basket component without regard to your interests and thus may acquire non-public information about any issuer of any basket component. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to any issuer of any basket component, which may or may not recommend that investors buy or hold any basket component.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the basket components and the basket and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial component values and, therefore, the

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Principal at Risk Securities

value at or above which the basket components must close on the valuation date so that the investor does not suffer a loss on their initial investment in the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could potentially affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	We and our affiliates, and any dealer participating in the distribution of the Buffered PLUS, may engage in various activities or make determinations that could materially affect your Buffered PLUS in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Buffered PLUS.

In connection with our normal business activities and in connection with hedging our obligations under the Buffered PLUS, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the basket components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Buffered PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Buffered PLUS into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Buffered PLUS.

In addition, the role played by Barclays Capital Inc., as the agent for the Buffered PLUS, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Buffered PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Buffered PLUS and such compensation or financial benefit may serve as an incentive to sell the Buffered PLUS instead of other investments. Furthermore, we and our affiliates establish the offering price of the Buffered PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, the selected dealer or its affiliates will have the option to conduct a material portion of the hedging activities for us in connection with the Buffered PLUS. The selected dealer or its affiliates would expect to realize a projected profit from such hedging activities, and this projected profit would be in addition to any selling concession that the selected dealer realizes for the sale of the Buffered PLUS to you. This additional projected profit may create a further incentive for the selected dealer to sell the Buffered PLUS to you.

In addition to the activities described above, we will also act as the calculation agent for the Buffered PLUS. As calculation agent, we will determine any values of the basket components and the basket and make any other determinations necessary to calculate any payments on the Buffered PLUS. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying prospectus supplement and under “—Risks Relating to the Basket Components” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Buffered PLUS, and any of these determinations may adversely affect any payments on the Buffered PLUS.

Risks Relating to the Estimated Value of the Buffered PLUS and the Secondary Market

▪	The Buffered PLUS will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Buffered PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Because other dealers are not likely to make a secondary market for the Buffered PLUS, the price, if any, at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Buffered PLUS. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Buffered PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Buffered PLUS. The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Buffered PLUS to maturity.

▪	The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Buffered PLUS in the secondary market. Although we expect that generally the values of the basket components on any day will affect the value of the Buffered PLUS more than any other single factor, other factors that may influence the value of the Buffered PLUS include:

o	the volatility (frequency and magnitude of changes in value) of the basket components;

o	the correlation (or lack of correlation) among the basket components;

o	dividend rates on the basket components;

o	interest and yield rates in the market;

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o	time remaining until the Buffered PLUS mature;

o	supply and demand for the Buffered PLUS;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the basket components and that may affect the final basket value; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Basket Overview” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your Buffered PLUS prior to maturity.

▪	The estimated value of your Buffered PLUS is expected to be lower than the initial issue price of your Buffered PLUS. The estimated value of your Buffered PLUS on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your Buffered PLUS. The difference between the initial issue price of your Buffered PLUS and the estimated value of the Buffered PLUS is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Buffered PLUS, the estimated cost that we may incur in hedging our obligations under the Buffered PLUS, and estimated development and other costs that we may incur in connection with the Buffered PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

▪	The estimated value of your Buffered PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your Buffered PLUS on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the Buffered PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your Buffered PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Buffered PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Buffered PLUS in the secondary market. As a result, the secondary market price of your Buffered PLUS may be materially different from the estimated value of the Buffered PLUS determined by reference to our internal pricing models.

▪	The estimated value of your Buffered PLUS is not a prediction of the prices at which you may sell your Buffered PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Buffered PLUS and may be lower than the estimated value of your Buffered PLUS. The estimated value of the Buffered PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Buffered PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Buffered PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Buffered PLUS. Further, as secondary market prices of your Buffered PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Buffered PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Buffered PLUS, secondary market prices of your Buffered PLUS will likely be lower than the initial issue price of your Buffered PLUS. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Buffered PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Buffered PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the Buffered PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Buffered PLUS. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Buffered PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Buffered PLUS on the pricing date, as well as the secondary market value of the Buffered PLUS, for a temporary period after the initial issue date of the Buffered PLUS. The price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Buffered PLUS.

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Basket Overview

The basket is an equally weighted basket composed of ten equity securities.

Basket component information as of April 1, 2026
	Bloomberg Ticker Symbol	Current Basket Component Value	Weighting
Common stock of Albemarle Corporation	ALB	$178.47	10.00%
Common stock of Applied Materials, Inc.	AMAT	$353.80	10.00%
Common stock of KLA Corporation	KLAC	$1,519.84	10.00%
Common stock of MP Materials Corp.	MP	$48.41	10.00%
Common stock of Micron Technology, Inc.	MU	$367.85	10.00%
Common stock of NVIDIA Corporation	NVDA	$175.75	10.00%
Class A common stock of Palantir Technologies Inc.	PLTR	$146.49	10.00%
American depositary shares of Rio Tinto plc	RIO	$94.81	10.00%
Common stock of Rockwell Automation, Inc.	ROK	$368.92	10.00%
Common stock of RTX Corporation	RTX	$194.72	10.00%

The following graph is calculated to show the performance of the basket during the period from January 4, 2021 through April 1, 2026 assuming that on January 4, 2021, the basket components were weighted as set forth above, the initial component values were determined and the initial basket value was set equal to 100, and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the buffer, the leverage factor or the maximum payment at maturity on the Buffered PLUS, nor does it attempt to show your expected return on an investment in the Buffered PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether an increase in the value of a basket component will be offset by a decrease in the value of another basket component. The historical performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of the future performance of the basket.

Historical Basket Performance*— January 4, 2021 through April 1, 2026

Past performance is not indicative of future results.

*The dotted line indicates 90% of the hypothetical value of the basket on April 1, 2026 as a hypothetical illustration of the buffer amount of 10%. The actual buffer value will be 90% of the initial basket value.

The following graphs show the daily closing prices of each basket component for the periods specified below. The closing price of each basket component on April 1, 2026 is set forth in the table above under the column “Current Basket Component Value.” We obtained the closing prices of the basket components from Bloomberg Professional® service, without independent verification. Historical performance of the basket components should not be taken as an indication of future performance. Future performance of the basket components may differ significantly from historical performance, and no assurance can be given as to the closing price of the basket components during the term of the Buffered PLUS, including on the valuation date. We cannot give you assurance that the performance of the basket components will not result in a loss on your initial investment. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

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Albemarle Corporation Overview

According to publicly available information, Albemarle Corporation is a developer, manufacturer and marketer of specialty chemicals.

Information filed by Albemarle Corporation with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be located by reference to its SEC file number: 001-12658. The common stock of Albemarle Corporation is listed on the New York Stock Exchange under the ticker symbol “ALB.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Albemarle Corporation can be located on a website maintained by the SEC at http://www.sec.gov by reference to Albemarle Corporation’s SEC file number provided above.

The summary information above regarding Albemarle Corporation comes from Albemarle Corporation’s SEC filings. You are urged to refer to the SEC filings made by Albemarle Corporation and to other publicly available information (such as Albemarle Corporation’s annual report) to obtain an understanding of Albemarle Corporation’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Albemarle Corporation common stock — daily closing prices January 4, 2021 to April 1, 2026

Past performance is not indicative of future results.

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Applied Materials, Inc. Overview

According to publicly available information, Applied Materials, Inc. is engaged in the design, development, production and servicing of wafer fabrication tools used to manufacture semiconductors.

Information filed by Applied Materials, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-06920. The common stock of Applied Materials, Inc. is listed on The Nasdaq Stock Market under the ticker symbol “AMAT.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Applied Materials, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Applied Materials, Inc.’s SEC file number provided above.

The summary information above regarding Applied Materials, Inc. comes from Applied Materials, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Applied Materials, Inc. and to other publicly available information (such as Applied Materials, Inc.’s annual report) to obtain an understanding of Applied Materials, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Applied Materials, Inc. common stock — daily closing prices January 4, 2021 to April 1, 2026

Past performance is not indicative of future results.

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KLA Corporation Overview

According to publicly available information, KLA Corporation is a supplier of equipment and services to the electronics industry, including process control and process-enabling products and services for manufacturing wafers, reticles/masks, chemicals/materials, integrated circuit (“ICs”), packaged ICs and printed circuit boards.

Information filed by KLA Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-09992. The common stock of KLA Corporation is listed on The Nasdaq Stock Market under the ticker symbol “KLAC.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by KLA Corporation can be located on a website maintained by the SEC at http://www.sec.gov by reference to KLA Corporation’s SEC file number provided above.

The summary information above regarding KLA Corporation comes from KLA Corporation’s SEC filings. You are urged to refer to the SEC filings made by KLA Corporation and to other publicly available information (such as KLA Corporation’s annual report) to obtain an understanding of KLA Corporation’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

KLA Corporation common stock — daily closing prices January 4, 2021 to April 1, 2026

Past performance is not indicative of future results.

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MP Materials Corp. Overview

According to publicly available information, MP Materials Corp. is a producer of rare earth materials and owns and operates a rare earth mining and processing site.

Information filed by MP Materials Corp. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-39277. The common stock of MP Materials Corp. is listed on the New York Stock Exchange under the ticker symbol “MP.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by MP Materials Corp. can be located on a website maintained by the SEC at http://www.sec.gov by reference to MP Materials Corp.’s SEC file number provided above.

The summary information above regarding MP Materials Corp. comes from MP Materials Corp.’s SEC filings. You are urged to refer to the SEC filings made by MP Materials Corp. and to other publicly available information (such as MP Materials Corp.’s annual report) to obtain an understanding of MP Materials Corp.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

MP Materials Corp. common stock — daily closing prices January 4, 2021 to April 1, 2026

Past performance is not indicative of future results.

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Micron Technology, Inc. Overview

According to publicly available information, Micron Technology, Inc. designs, develops and manufactures memory and storage products.

Information filed by Micron Technology, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10658. The common stock of Micron Technology, Inc. is listed on The Nasdaq Stock Market under the ticker symbol “MU.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically.

Information provided to or filed with the SEC by Micron Technology, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Micron Technology, Inc.’s SEC file number provided above.

The summary information above regarding Micron Technology, Inc. comes from Micron Technology, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Micron Technology, Inc. and to other publicly available information (such as Micron Technology, Inc.’s annual report) to obtain an understanding of Micron Technology, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Micron Technology, Inc. common stock — daily closing prices January 4, 2021 to April 1, 2026

Past performance is not indicative of future results.

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NVIDIA Corporation Overview

According to publicly available information, NVIDIA Corporation is a full-stack computing infrastructure company with data-center-scale offerings whose full-stack includes the CUDA programming model that runs on all of its graphics processing units (GPUs), as well as domain-specific software libraries, software development kits and Application Programming Interfaces.

Information filed by NVIDIA Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-23985. The common stock of NVIDIA Corporation is listed on The Nasdaq Stock Market under the ticker symbol “NVDA.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by NVIDIA Corporation can be located on a website maintained by the SEC at http://www.sec.gov by reference to NVIDIA Corporation’s SEC file number provided above.

The summary information above regarding NVIDIA Corporation comes from NVIDIA Corporation’s SEC filings. You are urged to refer to the SEC filings made by NVIDIA Corporation and to other publicly available information (such as NVIDIA Corporation’s annual report) to obtain an understanding of NVIDIA Corporation’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

NVIDIA Corporation common stock — daily closing prices January 4, 2021 to April 1, 2026

Past performance is not indicative of future results.

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Palantir Technologies Inc. Overview

According to publicly available information, Palantir Technologies Inc. develops software that helps organizations integrate their data, decisions and operations at scale.

Information filed by Palantir Technologies Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-39540. The Class A common stock of Palantir Technologies Inc. is listed on The Nasdaq Stock Market under the ticker symbol “PLTR.” Prior to November 26, 2024, the PLTR Basket Component was listed on the New York Stock Exchange.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Palantir Technologies Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Palantir Technologies Inc.’s SEC file number provided above.

The summary information above regarding Palantir Technologies Inc. comes from Palantir Technologies Inc.’s SEC filings. You are urged to refer to the SEC filings made by Palantir Technologies Inc. and to other publicly available information (such as Palantir Technologies Inc.’s annual report) to obtain an understanding of Palantir Technologies Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Palantir Technologies Inc. Class A common stock — daily closing prices January 4, 2021 to April 1, 2026

Past performance is not indicative of future results.

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Rio Tinto plc Overview

According to publicly available information, Rio Tinto plc, a U.K. company, is in the business of finding, mining and processing mineral resources.

Information filed by Rio Tinto plc with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10533. The American depositary shares of Rio Tinto plc are listed on the New York Stock Exchange under the ticker symbol “RIO.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Rio Tinto plc can be located on a website maintained by the SEC at http://www.sec.gov by reference to Rio Tinto plc’s SEC file number provided above.

The summary information above regarding Rio Tinto plc comes from Rio Tinto plc’s SEC filings. You are urged to refer to the SEC filings made by Rio Tinto plc and to other publicly available information (such as Rio Tinto plc’s annual report) to obtain an understanding of Rio Tinto plc’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Rio Tinto plc American depositary shares — daily closing prices January 4, 2021 to April 1, 2026

Past performance is not indicative of future results.

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Rockwell Automation, Inc. Overview

According to publicly available information, Rockwell Automation, Inc. provides industrial automation and digital transformation technologies, operating in three business segments: Intelligent Devices, Software & Control and Lifecycle Services.

Information filed by Rockwell Automation, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12383. The common stock of Rockwell Automation, Inc. is listed on the New York Stock Exchange under the ticker symbol “ROK.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Rockwell Automation, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Rockwell Automation, Inc.’s SEC file number provided above.

The summary information above regarding Rockwell Automation, Inc. comes from Rockwell Automation, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Rockwell Automation, Inc. and to other publicly available information (such as Rockwell Automation, Inc.’s annual report) to obtain an understanding of Rockwell Automation, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Rockwell Automation, Inc. common stock — daily closing prices January 4, 2021 to April 1, 2026

Past performance is not indicative of future results.

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RTX Corporation Overview

According to publicly available information, RTX Corporation is an aerospace and defense company that provides systems and services for commercial, military and government customers.

Information filed by RTX Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00812. The common stock of RTX Corporation is listed on the New York Stock Exchange under the ticker symbol “RTX.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by RTX Corporation can be located on a website maintained by the SEC at http://www.sec.gov by reference to RTX Corporation’s SEC file number provided above.

The summary information above regarding RTX Corporation comes from RTX Corporation’s SEC filings. You are urged to refer to the SEC filings made by RTX Corporation and to other publicly available information (such as RTX Corporation’s annual report) to obtain an understanding of RTX Corporation’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

RTX Corporation common stock — daily closing prices January 4, 2021 to April 1, 2026

Past performance is not indicative of future results.

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Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Buffered PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS. Moreover, as discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a Buffered PLUS relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, the Buffered PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the basket. Assuming this treatment is respected, upon a sale or exchange of the Buffered PLUS (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Buffered PLUS, which should equal the amount you paid to acquire the Buffered PLUS. This gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of Buffered PLUS at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Buffered PLUS do not have a “delta of one” within the meaning of the regulations, we expect that these regulations will not apply to the Buffered PLUS with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Buffered PLUS. You should consult your tax advisor regarding the potential application of Section 871(m) to the Buffered PLUS.

Trustee:	The Bank of New York Mellon

April 2026	Page 32

Buffered PLUS Based on the Performance of a Basket of Ten Equity Securities due October 14, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Use of proceeds and hedging:

The net proceeds we receive from the sale of the Buffered PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Buffered PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Buffered PLUS by taking positions in the basket components, futures and options contracts on the basket components and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the value of the basket components, the market value of the Buffered PLUS or any amounts payable on your Buffered PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.

This document represents a summary of the terms and conditions of the Buffered PLUS. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each Buffered PLUS they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each Buffered PLUS, in each case as specified on the cover page of this document.

April 2026	Page 33